EXHIBIT 99.1

S&W Announces First Quarter Fiscal 2018 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - November 9, 2017 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the first quarter of fiscal year 2018 ended September 30, 2017.

Mark Wong, president and chief executive officer of S&W Seed Company, commented, "I believe that S&W remains one of the unique middle market agricultural companies in the world. We are focused on evolving beyond our historical strategy by leveraging our strong asset base with the addition of new trait technologies for our current crop portfolio and expansion into complementary crops. Our recent announcement with Calyxt was a significant milestone as the first ever gene-edited alfalfa product to receive the non-regulated (non-GMO) distinction from the USDA. This potentially opens the door to bring high margin gene-edited products to many parts of the world where GMO is prohibited."

"During the first quarter, we saw a continuation of the trends that highlighted fiscal 2017 - improved gross margins, offset by weakness in Saudi Arabia caused by the recent change in water regulations. The 590-basis point improvement in gross margins is especially gratifying given our product mix. As we move towards the remainder of the year and product mix shifts to our higher margin varieties, we expect this to become more pronounced."

Wong concluded, "Our strategy moving forward will be to balance the long-term focus on trait improvements and new crop introductions, such as sorghum, sunflower and stevia, with a near-term focus on becoming a more efficient and successful production, marketing and sales organization. To aid in executing on this strategy, we have significantly strengthened the balance sheet throughout and subsequent to the end of the quarter through the support of our largest shareholders. Having taken over the reigns as CEO just a few months ago, my belief in the opportunities ahead of us to enhance shareholder value grows each and every day."

First Quarter Fiscal Year 2018 Financial Highlights and Recent Corporate Developments:

  Revenue during the first quarter of fiscal 2018 was $10.7 million compared to $12.2 million in the first quarter of the prior year;
  Gross profit margins improved by 590 basis points to 21.8%, compared to gross profit margins of 15.9% in the first quarter of fiscal 2017 as the Company executed on its gross margin expansion initiatives;
  GAAP net loss (see Table A) of $(1.8) million, or $(0.09) per basic and diluted share during the first quarter of fiscal 2018, compared to GAAP net loss of $(3.2) million, or $(0.19) per basic and diluted share, in the first quarter of fiscal 2017;
  Adjusted EBITDA (see Table B) of $(967,000) for the first quarter of fiscal 2018, compared to $(971,000) in the first quarter fiscal 2017;
  In July 2017, S&W closed a $10.7 million private placement at $4.00 per share of common stock with the company's two largest shareholders, and a new investor;
  In September 2017, S&W closed on a two-year $35 million working capital line of credit with KeyBank to support its plans for increased production and growth;
  In October 2017, announced plans for a fully back-stopped rights offering in at $3.50 per share to raise an aggregate of $12.25 million; and
  In October 2017, new CEO Mark Wong purchased 75,000 shares at $3.50 per share in private placement.

Market Outlook:

Based on information currently available to management, the Company reiterates previous expectations of revenue for fiscal 2018 to be approximately $75 to $80 million and adjusted EBITDA for fiscal 2018 to range between $4.0 and $5.5 million.

Quarterly Results

For the first quarter of fiscal year 2018 ended September 30, 2017, S&W reported revenue of $10.7 million compared to revenue of $12.2 million in the first quarter of fiscal 2017. The decrease was largely attributable to a decrease of sales directed to the Saudi Arabia markets as a result of water regulations in Saudi Arabia. This decrease was partially offset by an increase in sales to the domestic market and Argentina.

Gross margins during the first quarter of fiscal 2018 improved 590 basis points to 21.8% compared to gross margins of 15.9% in the first quarter of fiscal 2017. The improvement in gross profit margins was largely attributable to decreases in cost of goods sold compared to the prior year for S&W's non-dormant varieties. This improvement in margin is consistent with management's previously discussed initiatives to drive improvements in gross margins.

Operating expenses (see Table A) during the first quarter of fiscal 2018 were $4.5 million, compared to $4.0 million in the first quarter of fiscal 2017.

GAAP net loss for the first quarter of fiscal 2018 was $(1.8) million, or $(0.09) per basic and diluted share, compared to GAAP net loss of $(3.2) million, or $(0.19) per basic and diluted share, in the first quarter of fiscal 2017.

Adjusted non-GAAP net loss (see Table A) for the first quarter of fiscal 2018, excluding certain items (transaction costs, change in derivative warrant liabilities and interest expense - amortization of debt discount), was $(2.5) million, or $(0.13) per basic and diluted share. Adjusted non-GAAP net loss (see Table A) for the first quarter of fiscal 2017, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, and interest expense - amortization of debt discount), was $(1.6) million, or $(0.09) per basic and diluted share.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2018 was $(967,000), compared to adjusted EBITDA of $(971,000) for the first quarter of fiscal 2017.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, November 9, 2017, at 4:30 pm ET (1:30pm PT) to review the results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10113570. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

Additionally, the Company has not reconciled its adjusted EBITDA outlook for fiscal 2018 to net income (loss) because it does not provide an outlook for the other line items that are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation of adjusted EBITDA outlook to net income (loss) for fiscal 2018 is not available without unreasonable effort. For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed to DuPont Pioneer and the sellers of SVG Genetics as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, interest expense - amortization of debt discount, interest expense - convertible debt and other, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the San Joaquin Valley of California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada. S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning our uniqueness in the agricultural industry, the market for high margin gene-edited products in parts of the world where GMO is prohibited, improvement in gross margins, strength of domestic markets, strategy and corporate objectives, opportunities to enhance stockholder value, expected revenue and EBITDA for the fiscal year ending June 30, 2018. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that our strategic initiatives may not achieve the expected results, and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2017 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	September 30,			September 30,
	2017			2016

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$10,711,716	-	$10,711,716	$12,249,573	-	$12,249,573

Cost of revenue	8,376,128	-	8,376,128	10,306,310	-	10,306,310

Gross profit	2,335,588	-	2,335,588	1,943,263	-	1,943,263

Operating expenses
Selling, general and administrative expenses	2,914,080	(29,163)	2,884,917	2,455,203	-	2,455,203
Research and development expenses	741,917	-	741,917	741,541	-	741,541
Depreciation and amortization	888,252	-	888,252	834,697	-	834,697
Disposal of property, plant and equipment (gain) loss	(66,363)	-	(66,363)	-	-	-

Total operating expenses	4,477,886	(29,163)	4,448,723	4,031,441	-	4,031,441

Loss from operations	(2,142,298)	29,163	(2,113,135)	(2,088,178)	-	(2,088,178)

Other expense
Foreign currency loss (gain)	14,558	-	14,558	(3,646)	-	(3,646)
Change in derivative warrant liabilities	(772,499)	772,499	-	1,127,700	(1,127,700)	-
Change in contingent consideration obligation	-	-	-	107,081	(107,081)	-
Loss on equity method investment	-	-	-	49,249	(49,249)	-
Interest expense - amortization of debt discount	33,999	(33,999)	-	599,458	(599,458)	-
Interest expense - convertible debt and other	347,729	-	347,729	352,542	-	352,542

Loss before income taxes	(1,766,085)	(709,337)	(2,475,422)	(4,320,562)	1,883,488	(2,437,074)
Provision (benefit) for income taxes	51,421	-	51,421	(1,103,408)	244,096	(859,312)
Net loss	$(1,817,506)	(709,337)	$(2,526,843)	$(3,217,154)	1,639,392	$(1,577,762)

Net loss per common share:
Basic	$(0.09)		$(0.13)	$(0.19)		$(0.09)
Diluted	$(0.09)		$(0.13)	$(0.19)		$(0.09)

Weighted average number of common shares outstanding:
Basic	20,156,458		20,156,458	17,117,041		17,117,041
Diluted	20,156,458		20,156,458	17,117,041		17,117,041

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	September 30,
	2017	2016

Net loss	$(1,817,506)	$(3,217,154)

Non-recurring transaction costs	29,163	-

Non-cash stock based compensation	257,461	282,425

Depreciation and amortization	888,252	834,697

Foreign currency loss (gain)	14,558	(3,646)

Change in derivative warrant liabilities	(772,499)	1,127,700

Change in contingent consideration liabilities	-	107,081

Loss on equity method investment	-	49,249

Interest expense - amortization of debt discount	33,999	599,458

Interest expense - convertible debt and other	347,729	352,542

Provision (benefit) for income taxes	51,421	(1,103,408)

Non-GAAP Adjusted EBITDA	$(967,422)	$(971,056)

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2017	2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,306,895	$745,001
Accounts receivable, net	25,206,682	23,239,325
Inventories, net	70,216,607	31,489,945
Prepaid expenses and other current assets	1,888,277	1,249,921
TOTAL CURRENT ASSETS	101,618,461	56,724,192

Property, plant and equipment, net	13,767,767	13,581,576
Intangibles, net	34,366,158	34,939,079
Goodwill	10,292,265	10,292,265
Other assets	1,568,339	1,563,176
TOTAL ASSETS	$161,612,990	$117,100,288

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$47,059,106	$7,157,745
Accounts payable - related parties	1,008,257	331,694
Deferred revenue	9,587,129	880,326
Accrued expenses and other current liabilities	2,622,608	2,733,718
Lines of credit	14,461,603	27,399,784
Current portion of contingent consideration obligation	2,500,000	2,500,000
Current portion of long-term debt	10,316,021	10,309,664
TOTAL CURRENT LIABILITIES	87,554,724	51,312,931

Long-term debt, less current portion	1,070,722	1,096,155
Derivative warrant liabilities	2,064,101	2,836,600
Other non-current liabilities	691,535	632,947

TOTAL LIABILITIES	91,381,082	55,878,633

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
20,717,089 issued and 20,692,089 outstanding at September 30, 2017;
18,004,681 issued and 17,979,681 outstanding at June 30, 2017;	20,716	18,004
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	93,980,912	83,312,518
Accumulated deficit	(18,253,792)	(16,436,286)
Accumulated other comprehensive loss	(5,381,732)	(5,538,385)
TOTAL STOCKHOLDERS' EQUITY	70,231,908	61,221,655
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$161,612,990	$117,100,288

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,817,506)	$(3,217,154)
Adjustments to reconcile net loss from operating activities to net cash provided by operating activities
Stock-based compensation	257,461	282,425
Bad debt expense	20,547	-
Depreciation and amortization	888,252	834,697
(Gain) loss on disposal of property, plant and equipment	(66,363)	-
Change in deferred tax asset	-	(1,170,110)
Change in foreign exchange contracts	(38,989)	(23,841)
Change in derivative warrant liabilities	(772,499)	1,127,700
Change in contingent consideration obligation	-	107,081
Amortization of debt discount	33,999	599,458
Loss on equity method investment	-	49,249
Changes in:	-
Accounts receivable	(1,892,959)	211,471
Inventories	(38,503,457)	(27,521,148)
Prepaid expenses and other current assets	(620,193)	(58,342)
Other non-current asset	(4,963)	-
Accounts payable	39,781,675	23,223,125
Accounts payable - related parties	673,357	2,843,701
Deferred revenue	8,705,963	10,593,608
Accrued expenses and other current liabilities	(115,481)	(263,877)
Other non-current liabilities	57,926	(18,054)
Net cash provided by operating activities	6,586,770	7,599,989

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(636,588)	(212,680)
Proceeds from disposal of property, plant and equipment	256,000	-
Additions to internal use software	-	(76,540)
Net cash used in investing activities	(380,588)	(289,220)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	10,472,021	-
Taxes paid related to net share settlements of stock-based compensation awards	(58,376)	(24,737)
Borrowings and repayments on lines of credit, net	(13,123,859)	(6,634,833)
Borrowings of long-term debt	-	25,536
Repayments of long-term debt	(46,393)	(34,451)
Repayments of convertible debt	-	(2,416,503)
Net cash used in financing activities	(2,756,607)	(9,084,988)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	112,319	134,373

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	3,561,894	(1,639,846)

CASH AND CASH EQUIVALENTS, beginning of the period	745,001	6,904,500

CASH AND CASH EQUIVALENTS, end of period	$4,306,895	$5,264,654